Exhibit 99(e)

Household Finance Corporation
HRSI Funding, Inc. II
Household Private Label Credit Card Master Note Trust I, Series 2002-3


Original Class A Principal                       673,000,000.00
Number of Class A Bonds (000's)                      673,000.00
Original Class B Principal                        98,060,000.00
Number of Class B Bonds (000's)                       98,060.00
Original Class C Principal                        69,090,000.00
Number of Class C Bonds (000's)                       69,090.00


Distribution Date

CLASS A
-------
Class A Principal Distributions                                            0.00
Class A Interest                                                     647,762.50


CLASS B
-------
Class B Principal Distributions                                            0.00
Class B Interest                                                     150,440.38


CLASS C
-------
Class C Principal Distributions                                            0.00
Class C Interest                                                     166,449.33